Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253992 on Form S-8 of Brown-Forman Corporation of our report dated June 24, 2021 appearing in this Annual Report on Form 11K of Brown-Forman Corporation Savings Plan for Collectively Bargained Employees for the year ended December 31, 2020.

    /s/ Crowe LLP
    Crowe LLP

South Bend, Indiana
June 24, 2021